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                            ASSET PURCHASE AGREEMENT

                                    Between:

                       BOOMERS' CULTURAL DEVELOPMENT INC.
                                      And:

                               KOKO PETROLEUM INC.















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                            ASSET PURCHASE AGREEMENT


                 THIS ASSET PURCHASE AGREEMENT is dated and made for reference as fully executed on this 19th day of May, 2006 (the "Effective Date").

 BETWEEN:

          BOOMERS' CULTURAL DEVELOPMENT INC., a company duly incorporated under the laws of Nevada and having its mailing address at 1453 Johnston Road, #71524, White Rock, BC, V5J 2G8

          (the "Transferee");
                                                              OF THE FIRST PART

AND:

          KOKO PETROLEUM INC., a company duly incorporated under the laws of Nevada and having an address for notice and delivery located at 123 Christie Mountain Lane, Okanogan Falls, BC, VOH IRO

          (the "Transferor");
                                                             OF THE SECOND PART

          (the Transferor and the Transferee being hereinafter singularly also referred to as a "Party" and collectively referred to as the "Parties" as the context so requires).

                 WHEREAS:

A. The Transferor is the owner of certain interests in the Corsicana Fields Project, Barnet Shale Formation, McKinney, Blackburn, in Texas (collectively, the "Assets"), a complete listing of such Assets of the Transferor being set forth in Schedule "A" which is attached to this Agreement and which forms a material part hereof;

B. The Transferee is desirous of acquiring the Assets of the Transferor, as displayed in that certain Letter of Intent dated for reference May 4, 2006, a copy of which is attached as Schedule "B" which is attached to this Agreement and which forms a material part hereof.

                NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

                                    Article I

                    DEFINITIONS, SCHEDULES AND INTERPRETATION

1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

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     (c)  Up to $80,000 as required within seven (7) days of written request by the Transferor to be used for legal, accounting, and administrative fees for the purpose of the Transferor obtaining a listing on the NASDAQ OTC Bulletin Board;
     (d) Assumption of $150,000 in debt owed by the Transferor with respect to the Corsicana Field Project; and
     (e)  Assumption of up to $1,600,000 in debt owed by the Transferor.


                                    Article 3
                              BOARD REPRESENTATION

3.1 Entitlement to Board Representation. The Transferee shall cause the Transferor to nominate a candidate of its choosing to sit on the board of directors of the Transferee.

3.2 Accounting. It is hereby also acknowledged and agreed by the Parties hereto that the Transferee, or its subsidiary as the case may be, will maintain, at its principal place of business, separate accounts, and records thereto, of business and activities conducted pursuant to this Agreement and that such accounts and records are to be in sufficient detail. In this regard the Transferee shall retain the accounts, and records in relation thereto, for at least one year after the date upon which they were made and presented to the Transferor. The Transferee shall furnish such reasonable evidence as the Transferor deems necessary to verify the accounting and will permit the Transferor's respective representatives to make copies of or extracts from such accounts and records.

3.3 Inspection. The Transferor shall have, on at least five business days' notice, unimpeded right and authority to enter on the premises of the Transferee, its representatives, its agents, its counsel or any other party having control or possession of records or premises of the Transferee or in relation to its production or sales or distribution of the Products, for the purpose of all such investigations as the Transferor may require to assure themselves as to the compliance by the Transferee with appropriate accounting provisions of this Agreement. In this regard the Transferee covenants to allow and assist the Transferor, and the Transferor's duly authorized representatives, access to all the aforesaid premises and locations and access to all such personnel and other persons as the Transferor may require, and the Transferee shall make such premises, records and persons available within five business days of notice by the Transferor. In the event that any aforesaid party refuses or delays or omits to give the Transferor entry and access to premises or records, the Transferee warrants to give the Transferor all reasonable assistance to effect such end.


                                    Article 4
           REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE TRANSFEROR

4.1 Representations, Warranties and Covenants by the Transferor. In order to induce the Transferee to enter into and consummate this Agreement, the Transferor represents to and warrants to the Transferee that, to the best of the informed knowledge, information and belief of the Transferor:

        (a) the Transferor is duly incorporated under the laws of its jurisdiction of incorporation and is validly existing and in good standing with respect to all statutory filings required by the applicable corporate laws;

        (b) the Transferor is qualified to do business in those jurisdictions where it is necessary to fulfill its obligations under this Agreement and the Transferor has the full power and authority to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

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     (c)  the Transferor is the registered and beneficial owner of its interests in the Assets as set out in the Agreements referred to in Schedule "A" and has the requisite power, authority and capacity to own and use the Assets and the Transferor owns the right to develop and maintain the Assets subject the terms of the Agreements as referred to in Schedule "A";

     (d) no person, firm or corporation has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, for the purchase from the Transferor any of the Assets except as set out in the Agreements referred to in Schedule "A";

     (e) the Transferor has not experienced, nor is the Transferor aware of, any occurrence or event which has had, or might reasonably be expected to have, a materially adverse affect on the Assets;

     (f) the Transferor is not in breach of any provision or condition of, nor has the Transferor done or omitted to do anything that, with or without the giving of notice or lapse or both, would constitute a breach of any provision or condition of, or give rise to any right to terminate or cancel or accelerate the maturity of any payment under, any deed of trust, contract, certificate, consent, permit, license or other instrument to which the Transferor is a party, by which the Transferor is bound or from which the Transferor derives benefit, or any judgment, decree, order, rule or regulation of any Court or governmental authority to which the Transferor is subject, or any statute or regulation applicable to the Transferor, to an extent that, in the aggregate, has a material adverse affect on the Transferor or the Assets;

     (g) the Transferor has not committed to sell, license, distribute, option, or otherwise dispose of or grant any interest in all or any part of the Assets or agree to do or perform any act or enter into any transaction or negotiation which could reasonably be expected to interfere with this Agreement or which would render inaccurate any of the representations, warranties or covenants set forth in this Agreement;

     (h) the execution and delivery of this Agreement and the agreements contemplated hereby have been duly authorized by all necessary action, corporate or otherwise, or will have been so authorized at the relevant time;

     (i) this Agreement constitutes a legal, valid and binding obligation of the Transferor enforceable against it in accordance with its terms, except as enforcement may be limited by laws of general application affecting the rights of creditors and the discretionary authority of courts of law;

     (j) no proceedings are pending for, and the Transferor is unaware of, any basis for the institution of any proceedings leading to its respective dissolution or winding up, or the placing of it in bankruptcy or subject to any other laws governing the affairs of insolvent companies;

     (k) the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

          (i) conflict with or result in a breach of or violate any of the terms, conditions or provisions of the Transferor's constating documents;

          (ii) give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract or commitment to which the Transferor is a party;

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          (iii) give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to the Transferor which is necessary or desirable in connection with the conduct and operations of its respective Business and the ownership or leasing of its respective Assets or other assets; or


     (1) the Transferor will employ good faith, due diligence, and best efforts to perform its obligations of this Agreement and will enter into such additional or collateral agreements as may be reasonably required by the Transferee to effect and complete the objects and intent of this Agreement.

4.2 Continuity of the Representations, Warranties and Covenants by the Transferor. The representations, warranties and covenants by the Transferor contained in this Article, or in any certificates or documents delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby, will be true at and as of the Effective Date. Subject to any investigations or inquiries made by the Transferee or by the Transferee's professional advisors, or the waiver of any condition by the Transferee, the representations, warranties and covenants of the Transferor contained in this Article shall continue in full force and effect for a period of twelve (12) months from the Effective Date; provided, however, that the Transferor shall not be responsible for the breach of any representation, warranty or covenant of the Transferor contained herein caused by any act or omission of the Transferee. In the event that any of the representations, warranties or covenants of the Transferor are found by a Court of competent jurisdiction to be incorrect and such incorrectness results in any loss or damage sustained, directly or indirectly, by the Transferee, then the Transferor will pay the amount of such loss or damage to the Transferee within 30 calendar days of receiving notice of judgment therefor; provided that the damages will be limited to the consideration paid upon closing.


                                    Article 5
           WARRANTIES, REPRESENTATIONS AND COVENANTS BY THE TRANSFEREE

5.1 Warranties, Representations and Covenants by the Transferee. In order to induce the Transferor to enter into and consummate this Agreement, the Transferee hereby warrants to and represents to the Transferor that, to the best of the informed knowledge, information and belief of the Transferee, after having made due inquiry:

     (a) the Transferee is duly incorporated under the laws of its jurisdiction of incorporation and is validly existing and in good standing with respect to all statutory filings required by the applicable corporate laws;

     (b) the execution and delivery of this Agreement and the agreements contemplated hereby has been duly authorized by all necessary corporate action on its part;

     (c) there are no consents, approvals or conditions precedent to the performance of this Agreement;

     (d) this Agreement constitutes a legal, valid and binding obligation of the Transferee enforceable against the Transferee in accordance with its terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

     (e) no proceedings are pending for, and the Transferee is unaware of, any basis for the institution of any proceedings leading to the dissolution or winding up of the Transferee


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          or the placing of the Transferee in bankruptcy or subject to any other laws governing the affairs of insolvent companies;

     (f) the Transferee is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it;

     (g) there has been and there will be prepared and filed on a timely basis all federal and state income tax returns, elections and designations, and all other governmental returns, notices and reports of which the Transferee had, or ought reasonably to have had, knowledge required to be or reasonably capable of being filed with respect to the operations of the Transferee, and no such returns, elections, designations, notices or reports contain or will contain any material misstatement or omit any material statement that should have been included, and each such return, election, designation, notice or report, including accompanying schedules and statements, is and will be true, correct and complete in all material respects;

     (h) the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:


          (i) conflict with or result in a breach of or violate any of the terms, conditions or provisions of the constating documents of the Transferee;

          (ii) conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any Court or governmental authority, domestic or foreign, to which the Transferee is subject, or constitute or result in a default under any agreement, contract or commitment to which the Transferee is a party;

          (iii) give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract or commitment to which the Transferee is a party;

          (iv) give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to the Transferee which is necessary or desirable in connection with the conduct and operations of its business and the ownership or leasing of its business assets; or

          (v) constitute a default by the Transferee, or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of the Transferee which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument;

     (i) neither this Agreement nor any other document, certificate or statement furnished to the Transferor by or on behalf of the Transferee in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading;


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     (j)  the Transferee is not aware of any fact or circumstance which has not been disclosed to the Transferor which should be disclosed in order to prevent the representations, warranties and covenants contained in this section from being misleading or which would likely affect the decision of the Transferor to enter into this Agreement; and

     (k) the Transferee will employ good faith, due diligence, and best efforts to perform its obligations of this Agreement and will enter into such additional or collateral agreements as may be reasonably required to effect and complete the objects and intent of this Agreement.

     (l) the Shares represented in this transaction are duly issued and fully paid, valid, and nonassessable.

5.2 Continuity of the Representations, Warranties and Covenants by the Transferee. The representations, warranties and covenants of the Transferee contained in this Article, or in any certificates or documents delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby, will be true at and as of the Effective Date. Notwithstanding any investigations or inquiries made by the Transferor or by the Transferor's respective professional advisors prior to the Effective Date, or the waiver of any condition by the Transferor, the representations, warranties and covenants of the Transferee contained in this Article shall survive the Effective Date and shall continue in full force and effect for a period of twelve (12) months from the Effective Date; provided, however, that the Transferee shall not be responsible for the breach of any representation, warranty or covenant of the Transferee contained herein caused by any act or omission of the Transferor. In the event that any of the said representations, warranties or covenants are found by a Court of competent jurisdiction to be incorrect and such incorrectness results in any loss or damage sustained, directly or indirectly, by the Transferor, then the Transferee will pay the amount of such loss or damage to the Transferor within 30 calendar days of receiving notice of judgment therefor; provided that the Transferor will not be entitled to make any claim unless the loss or damage suffered may exceed the amount of $10,000.

                                    Article 6
                               OBTAINING APPROVAL

     6.1 Approval The Transferor shall, prior to closing, obtain the requisite approval to effect the terms contemplated within this agreement, and to obtain waivers, consents, and rights of first refusal as required under the agreement as set out in Schedule "A".


                                    Article 7
                                ADDITIONAL TERMS

7.1 Due Diligence. Each of the Parties hereto may conduct such further due diligence examination of the other Parties hereto as it deems appropriate. In that regard the Parties agree that each shall have full and complete access to the other Parties' books, records, financial statements and other documents, articles of incorporation, by-laws, minutes of Board of Directors' meetings and its committees, investment agreements, material contracts and as well such other documents and materials as the Parties hereto, or their respective counsel, may deem reasonable and necessary to conduct an adequate due diligence investigation of each Party, its respective operations and financial condition prior to the Closing.

7.2 Opinions, Reports and Advice of the Transferor. The Transferor hereby acknowledges and agrees that all written and oral opinions, reports, advice and materials provided by the Transferor to the Transferee in connection with the Assets hereunder are intended solely for the Transferee's benefit and for the Transferee's use only, and that any such written and oral opinions, reports, advice and information are the exclusive property of the Transferee. In this regard the Transferor hereby covenants and agrees that the Transferee may utilize any such opinion, report, advice and materials for any other purpose whatsoever and, furthermore, may reproduce, disseminate, quote from and refer to, in whole or in part, at any time and in any manner, any such opinion, report, advice and materials in its sole and absolute discretion.

7.3 Additional Documents and Acts by Transferor. The Transferor will also cause or deliver, or cause to be delivered, to the Transferee, at the times stipulated, the following:

          (a) upon the request of the Transferee, all documentation as may be necessary and as may be required by counsel for the Transferee, acting reasonably, to ensure that all of the Assets have been duly transferred, assigned and are registerable in the name of and for the benefit of the Transferee under applicable corporate laws and including, without limitation, all necessary deeds, conveyances, bills of sale, assurances, transfers, contract assignments, sales agreement assignments, development agreement assignments, royalty assignments, license assignments, manufacturing agreement assignments, supply agreement assignments, consents and any other documents necessary or reasonably required effectively to transfer all of the Assets and the business of the Assets to the Transferee with a good and marketable title, free and clear of all mortgages, liens, charges, pledges, claims, security interests or encumbrances whatsoever;

         (b) within 10 days of the Closing Date, a certified copy of the resolutions of the directors and shareholders of the Transferor authorizing the transfer by the Transferor to the Transferee of all of the Assets in accordance with the terms of this Agreement;

         (c) within 30 days of the Closing Date, all necessary consents and approvals in writing to the completion of the transactions contemplated herein and including, without limitation, approval from all Regulatory Authorities having jurisdiction over the Transferor and the Assets or a certificate of counsel of the Transferor that no such consents are required; and

         (d) within 30 days of the Closing Date all records, engineering specifications and reports, patents, books, and other documentation pertinent to the Assets and all molds, inventory, customer lists, supply contracts, manufacturing contracts, and all and every part of such matters pertaining to the Assets.


                                    Article 8
                                 NON-DISCLOSURE

8.1 Non-disclosure. The Parties hereto, for themselves, their officers, directors, shareholders, consultants, employees and agents, agree that they each will not disseminate or disclose, or knowingly allow, permit or cause others to disseminate or disclose to third parties who are not subject to express or implied covenants of confidentiality, without the other Parties' express written consent, either: (i) the fact or existence of this Agreement or discussions and/or negotiations between them involving, inter alia, possible business transactions; (ii) the possible substance or content of those discussions; (iii) the possible terms and conditions of any proposed transaction; (iv) any statements or representations (whether verbal or written) made by either Party in the course of or in connection with those discussions; or (v) any written material generated by or on behalf of any Party and such contacts, other than such disclosure as may be required under applicable securities legislation or regulations, pursuant to any order of a Court or on a "need to know" basis to each of the Parties' respective professional advisors. Disclosure will be required to the other parties as set out in the agreements as set out in Schedule "A".

                                    Article 9
                             PROPRIETARY INFORMATION

 9.1 Confidential Information. Each Party hereto acknowledges that any and all information which a Party may obtain from, or have disclosed to it, about the other Parties constitutes valuable trade secrets and proprietary confidential information of the other Parties (collectively, the "Confidential Information"). No such Confidential Information shall be published by any Party without the prior written consent of the other Parties hereto, however, such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws. Furthermore, each Party hereto undertakes not to disclose the Confidential Information to any third party without the prior written approval of the other Parties and to ensure that any third party to which the Confidential Information is disclosed shall execute an agreement and undertaking on the same terms as contained herein.

9.2 Impact of Breach of Confidentiality. The Parties hereto acknowledge that the Confidential Information is important to the respective businesses of each of the Parties and that, in the event of disclosure of the Confidential Information, except as authorized hereunder, the damage to each of the Parties hereto, or to either of them, may be irreparable. For the purposes of the foregoing sections the Parties recognize and hereby agree that a breach by any of the Parties of any of the covenants therein contained would result in irreparable harm and significant damage to each of the other Parties that would not be adequately compensated for by monetary award. Accordingly, the Parties agree that in the event of any such breach, in addition to being entitled as a matter of right to apply to a Court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof, any such Party will also be liable to the other Parties, as liquidated damages, for an amount equal to the amount received and earned by such Party as a result of and with respect to any such breach. The Parties also acknowledge and agree that if any of the aforesaid restrictions, activities, obligations or periods are considered by a Court of competent jurisdiction as being unreasonable, the Parties agree that said Court shall have authority to limit such restrictions, activities or periods as the court deems proper in the circumstances. In addition, the Parties further acknowledge and agree that all restrictions or obligations in this Agreement are necessary and fundamental to the protection of the respective businesses of each of the Parties and are reasonable and valid, and all defenses to the strict enforcement thereof by either of the Parties are hereby waived by the other Parties.


                                   Article 10
                        CLOSING AND TRANSFER OF INTEREST

10.1 Closing. Closing shall be on or before Wednesday, May 31, 2006. Closing documentation shall be the documentation as required to carry out the intent of this Agreement, including:

     (a)  Document set out in Article 7;
     (b) All indemnities in regard to debts being assumed in regard to Agreements as referred to in Schedule "A";
     (c)  Evidence of appointment of nominee of the Transferor; and
     (d)  1,500,000 shares duly issued non-assessable in the Transferee.


10.2 Assumption of Obligations. Any transfer of all or any part of the Transferor's licence shall be accompanied by the written agreement of any such transferee to assume the obligations of the Transferor under the licence and to be bound by the terms and conditions thereof.

                                   Article 11
                                  FORCE MAJEURE

 11.1 Events. If any Party hereto is at any time prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

11.2 Notice. A Party shall, within seven calendar days, give notice to the other Party of each event of force majeure under section "14.1" hereinabove, and upon cessation of such event shall furnish the other Party with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.


                                   Article 12
                             DEFAULT AND TERMINATION

12.1 Default. The Parties hereto agree that if any Party hereto is in default with respect to any of the provisions of this Agreement (herein called the "Defaulting Party"), the non-defaulting Party (herein called the "Non-Defaulting Party") shall give notice to the Defaulting Party designating such default, and within 10 calendar days after its receipt of such notice, the Defaulting Party shall cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay.


                                   Article 13
             INDEMNIFICATION AND LEGAL PROCEEDINGS

13.1 Indemnification. The Parties hereto agree to indemnify and save harmless the other Party hereto, including its respective affiliates and their respective directors, officers, employees and agents (each such party being an "Indemnified Party") from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind, including any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of an act or inaction of the other Party.

13.2 Claim of Indemnification. The Parties hereto agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.

13.3 Notice of Claim. In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against any of the Parties hereto, the Indemnified Party will give the relevant Party hereto prompt written notice of any such action of which the Indemnified Party has knowledge and such Party will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt retaining of counsel acceptable to the Indemnified Party affected and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve any Party hereto of such Party's obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by any Party hereto of substantive rights or defenses.

13.4 Settlement. No admission of liability and no settlement of any action shall be made without the consent of the Indemnified Party affected, such consent not to be unreasonably withheld.

13.5 Legal Proceedings. Notwithstanding that the relevant Party hereto will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

     (a)  such counsel has been authorized by the relevant Party hereto;

     (b) the relevant Party hereto has not assumed the defense of the action within a reasonable period of time after receiving notice of the action;

     (c) the named parties to any such action include that any Party hereto and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between any Party hereto and the Indemnified Party; or

     (d) there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to any Party hereto.


                                   Article 14
                                     NOTICE

14.1 Notice. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third calendar day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

14.2 Change of Address. Either Party may at any time and from time to time notify the other Party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.


                                   Article 15
                               GENERAL PROVISIONS

15.1 Entire Agreement. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties hereto with respect to the subject matter of this Agreement.

15.2 Enurement. This Agreement will enure to the benefit of and will be binding upon the Parties hereto, their respective heirs, executors, administrators and assigns.

15.3 Schedules. The Schedules to this Agreement are hereby incorporated by reference into this Agreement in its entirety.

15.4 Time of the Essence. Time will be of the essence of this Agreement.

15.6 Applicable Law. The situs of this Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the Province of British Columbia.


15.7 Further Assurances. The Parties hereto hereby, jointly and severally, covenant and agree to forthwith, upon request, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be required by the Parties hereto or their respective counsel in order to carry out the true nature and intent of this Agreement.


15.8 Currency. Unless otherwise stipulated, all payments required to be made pursuant to the provisions of this Agreement and all money amount references contained herein are in lawful currency of the U.S.A.


15.9 Severability and Construction. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to any of the Parties hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).


15.10 Captions. The captions, section numbers and Article numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.


15.11 Counterparts. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary and, if required, by facsimile, each of which so signed being deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the Execution Date as set forth on the front page of this Agreement.


15.12 Consents and Waivers. No consent or waiver expressed or implied by either Party hereto in respect of any breach or default by any other Party in the performance by such other of its obligations hereunder shall:

     (a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

     (b) be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

     (c)  constitute a general waiver under this Agreement; or

     (d) eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.


IN WITNESS WHEREOF each of the Parties hereto has set their respective hands and seals in the presence of their duly authorized signatories as of the Execution Date determined hereinabove.


  The COMMON SEAL of

  BOOMERS'CULTURAL DEVELOPMENT INC.         )
  ---------------------------------         )
  the Transferor herein,                    )
  was hereunto affixed in the presence of:  )


  /s/
  ----------------------------------------- )
  Authorized Signatory


The COMMON SEAL of

  KOKO PETROLEUM INC.                       )
  ---------------------------------         )
  the Transferor herein,                    )
  was hereunto affixed in the presence of:  )


  /s/
  ----------------------------------------- )
  Authorized Signatory

15.11 Counterparts. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary and, if required, by facsimile, each of which so signed being deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the Execution Date as set forth on the front page of this Agreement.

15.12 Consents and Waivers. No consent or waiver expressed or implied by either Party hereto in respect of any breach or default by any other Party in the performance by such other of its obligations hereunder shall:

     (a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

     (b) be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

     (c)  constitute a general waiver under this Agreement; or

     (d) eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.


                IN WITNESS WHEREOF each of the Parties hereto has set their respective hands and seals in the presence of their duly authorized signatories as of the Execution Date determined hereinabove.


  The COMMON SEAL of

  BOOMERS'CULTURAL DEVELOPMENT INC.         )
  ---------------------------------         )
  the Transferor herein,                    )
  was hereunto affixed in the presence of:  )


  /s/
  ----------------------------------------- )
  Authorized Signatory


The COMMON SEAL of

  KOKO PETROLEUM INC.                       )
  ---------------------------------         )
  the Transferor herein,                    )
  was hereunto affixed in the presence of:  )


  /s/
  ----------------------------------------- )
  Authorized Signatory

                                  SCHEDULE "A"



THIS IS SCHEDULE "A" to the Asset Purchase Agreement dated the   day of      ,
2006.





                                   The Assets

     1. Plan of Redevelopment Agreement between Texas M.O.R., Inc., JMT Resources, Ltd. and KOKO Petroleum, Inc. dated October 20, 2005;

     2. Letter of Intent Agreement between Texas M.O.R., Inc., JMT Resources, Ltd., KOKO Petroleum, Inc. and Nitro Petroleum, Inc. dated March 01, 2006;

     3. Letter Agreement between First Canadian American Financial Services, Inc. and Armen Energy, LLC dated February 02, 2004; and

     4. Letter Agreement between KOKO Petroleum, Inc. and REO Energy, Ltd. dated September 20, 2005.

                                  SCHEDULE "B"
                                  ------------


                                LETTER OF INTENT


================================================================================



                           LETTER OF INTENT AGREEMENT
                           --------------------------
                            CORSICANA FIELD PROSPECT

  This Letter of Intent Agreement ("Agreement") is executed as of March 1, 2006, ("Execution Date") between TEXAS M.O.R., INC. ("MOR"), JMT RESOURCES, LTD. ("JMT)", NITRO PETROLEUM, INC. ("NITRO") and KOKO PETROLEUM, LTD. ("KOKO").

                                    RECITALS:

         A. JMT owns approximately 7,838 [+/-] gross acres in mineral interest leaseholds located in Navarro County, Texas ("Prospect Leases"). The geologic trend is identified as the Mildred Pool and is covered by oil and gas leases more particularly described in Exhibit "A" attached hereto (the "Prospect"). JMT has a ninety-five percent working interest in the Prospect.

          B. MOR and its affiliate, JMT, the owner of the Prospect Leases, have offered KOKO and NITRO the right to participate in the cost of developing the Prospect Leases to be funded by KOKO and NITRO, subject to the terms of this Agreement.

          C. The development of the Prospect Leases shall include, but not be limited to the following activities: the implementation of the polymer flood in the Nacatoch Formation, the drilling new vertical and horizontal wells within zones covered by the Prospect Leases, plugging old well bores, development off injection disposal wells, re-work of existing wells on the Prospect Leases, acquisition of new mineral leases not covered under the Prospect Leases and the acquisition of related oil field equipment

         D. The parties hereto have previously executed agreements for the development of a pilot project and farm-out participation on a portion of the Prospect Leases. By mutual execution, this Agreement will supersede those agreements and render them null and void. KOKO and NITRO will each earn an undivided working interest equal to twenty-three and three-quarters percent (23.75%) each in the entire Prospect once funding has been completed.

         E. KOKO, NITRO and JMT request the right of first refusal to purchase the other's interest in the prospect. Furthermore, KOKO and NITRO requests the right of first refusal to fund any future drilling operations outside the Prospect area not limited to geographical location.

         F. Unless specifically referred to individually, KOKO and NITRO shall be referred to as "Investing Parties" and JMT and MOR will be referred to as "Operating Parties".
                               TERMS OF AGREEMENT:

         NOW, THEREFORE, FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, MOR, JMT, NITRO and KOKO agree as follows:

                                    ARTICLE I
                 SUMMARY OF PROSPECT-RELATIONSHIP OF THE PARTIES

2.01. Relationship of Parties. The parties hereto are participants in the Prospect Leases in which the costs charged by the Operating Parties to the Investing Parties will be on an actual basis. The investing Parties will be entitled to seventy percent (70%) off the net income derived from the prospect until it has returned its contributed capital ("Payback"). After payback of the

Investing Parties investment, the Operating Parties and the Investing Parties will equally share in the net income derived from the Prospect.

2.02. Formation of a Joint Venture for Accounting and Records. The parties hereto agree to form a joint venture for the purpose of maintaining an accurate set of books and records that will properly reflect all costs and charges applied to the Prospect Leases. The ownership of the Joint Venture will be as follows: JMT will own 50%, NITRO will own 25% and KOKO will own the remaining 25%. The Investing Parties will have the right to inspect and/or audit the books and records of the joint venture at any time with reasonable notice to the Operating Parties.

2.03. Prospect Leases Funding Summary. The Investing Parties agree to invest $4,500,000 over the next twenty-four months from the date of this Agreement, of which $1,200,000 has already been invested. Once funding has been completed, JMT will legally assign 50% of its interest in the Prospect Leases. The Investing Parties will be able to secure its interest prior to the completion of funding by recording this document and any subsequent definitive document with Navarro County

2.04. Relationship to Operating Agreement. The Operating Agreement executed under the previous Pilot Project will remain in effect with MOR continuing to operate the Prospect Leases The Operating Agreement contains several provisions relating to the joint development of the Prospect Leases and is intended to be consistent with the provisions of this Agreement In the event of a conflict between the Operating Agreement and this Agreement, the provisions of this Agreement shall be considered to be controlling. The Investing Parties agree that certain overhead and salary charges will be charged against the Joint Venture, which will be mutually agreed upon by the Parties hereto.



                                   ARTICLE III
                       FUNDING REQUIREMENTS AND PROCEDURES

3.01 Acquisition of Prospect Leases. The Operating Parties and their affiliates have acquired and purchased the Prospect Leases for the purpose of their redevelopment. The cost of acquiring and the subsequent development the Prospect Leases to date was borne solely by the Investing Parties and their affiliates and will not be passed to the Investing Parties for purposes of this Agreement. The Operating Parties have to date invested $4,500,000 in the acquisition and development of the Prospect Leases.

3.02 Funding of Prospect Leases. The remaining funding due the joint venture, $3,300,000 will be due and payable as requested by the Operating Parties and agreed to by the Investing Parties, however, the remaining funding will be due and payable within twenty-four months of the date of this Agreement. After the Investing have funded the $3,300,000, the Investing Parties and the Operating Parties will each be required to fund additional projects for the Prospect Leases on a "heads-up" or 50%-50% basis.

3.03. Projects to be Funded for the Prospect Leases. The following projects will be funded by the Investing Parties for the benefit off the Joint Venture and shall include;

Remaining Funding of the Polymer Pilot - $490,000
Seismic Project - $500,000
Polymer Expansion - $1,500,000 Horizontal
Pecan Gap Drilling - $810,000

3.04. Partial Funding of Prospect Stages and KOKO's Subsequent Interest. In the event the Investing Parties fail to fund the agreed amounts or elect not to continue funding the projects defined above, the Investing Parties interest will be equal to the working interest the Operating Parties have in the existing wells drilled and completed under this Agreement.


                                   ARTICLE IV
                                      TITLE

4.01. Representations as to Ownership, Burdens and Available Acreage. The Operating Parties warrant and represent that they are the owners of the Prospect Leases, that the Prospect Leases are free of liens and encumbrances (other than the Operating Agreement and various easements), and that the Leases shall have a minimum Net Revenue Interest of seventy five percent (75%). In the event that a Prospect Lease covers a Net Revenue Interest off greater than seventy five percent (75%), then the Investing Parties shall be entitled to their share of the excess Net Revenue Interest for that Lease, to the extent of the acreage under that Prospect Lease which is assigned to a Prospect Well.

4.02. Indemnification Against Liens. The Operating Parties hereby agrees to" defend, indemnify and hold the Investing Parties harmless against any and all liens and encumbrances which may arise .in connection with a Prospect Lease as a result of MOR's operations or JMT's ownership, but does not include liens and encumbrances created by the Investing Parties, nor any costs, liabilities, losses or attorneys' fees incurred by the Investing Parties as a result of such liens and encumbrances.

4.03 Examination of Title/Loss of Title. MOR and JMT shall warrant and represent the validity of leasehold title prior to expending funds to drill a Prospect Well thereon. Other than the indemnification by MOR for liens described in section 4.02 above, the parties shall bear proportionately, after the drilling of a Prospect Well, the possible loss of title as to the spacing unit surrounding the particular well for any reason, as more particularly set forth in Article IV of the Operating Agreement.

4.04. Interest Earned by the Investing Parties. The funding by the Investing Parties under this Agreement shall entitle the Investing Parties to own a fort-seven and one-half percent (47.5%) Working Interest and not less than a thirty-five percent (35%) Net Revenue Interest in the Prospect Well, together with a like interest in the Railroad Commission of Texas spacing unit assigned to the well (currently set at 2 acres under applicable field rules set by the Commission) and the equipment associated with the well. Within thirty (30) days after the final investment by the Investing Parties, the Operating Parties shall record and deliver an assignment of the Investing Parties Working Interest in the Prospect Leases and applicable Railroad Commission of Texas spacing unit assigned to the well.

4.05. Right to Assign/Mortgage. The Investing Parties shall not have the right to assign or to mortgage the interests earned under this Agreement, subject to the provisions of the Operating Agreement, unless it has received express, written consent from the Operating Parties, in which case shall bind the assignee or mortgagee.

                                    ARTICLE V
                  DRILLING OPERATIONS AND INFORMATION REPORTING

 5.01. Operator Elections and Decisions. MOP, as Operator, shall have the exclusive right, in its sole discretion, to: 1) select all drill-site locations, title attorneys, insurance carriers, drilling contractors, field and office personnel, service companies and equipment related to a Prospect Well; and 2) to make all elections regarding scheduling, completion or plugging of a Prospect Well. All other decisions shall be governed by the terms of the Operating Agreement.

 5.02. Insurance Requirements. For all operations pertaining to a Prospect Leases, MOR shall cause the drilling contractor to carry, as well as MOR, general liability insurance in which the Investing Parties shall be listed as an additional insured under each policy.

 5.03. Information Reporting. MOR shall provide to JMT, NITRO and KOKO on a monthly basis (without the need for a specific request) detailed information regarding the production attributable to a Prospect Leases and any costs which are assessed to the Investing Parties as to a Prospect Leases. At the Investing Parties request, MOR shall likewise provide copies of any logs or technical data pertaining to a Prospect Well.

 5.04. Responsibilities of Operator. Consistent with the provisions of the Operating Agreement, MOR shall conduct its operations as a reasonable prudent operator, in a good and workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practice, and in compliance with applicable law and regulation, but in no event shall it have any liability as Operator to the Investing Parties for losses sustained or liabilities incurred except such as may result from gross negligence or willful misconduct.

 5.05. LIMITED ARBITRATION FOR RESET OF WELL BORE COSTS AND ACCOUNTING DISPUTES. ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THE RESETTING OF WELL BORE COSTS FOR THE STAGE 3 WELLS OR RELATING TO AN ACCOUNTING DISPUTE UNDER THIS AGREEMENT SHALL BE SETTLED BY FINAL AND BINDING ARBITRATION IN FORT WORTH, TEXAS IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES ("RULES") OF THE AMERICAN ARBITRATION ASSOCIATION IN EFFECT AT THE TIME THE CONTROVERSY OR CLAIM IS SUBMITTED TO ARBITRATION; PROVIDED, HOWEVER, THAT THE AMERICAN ARBITRATION ASSOCIATION NEED NOT BE USED AS THE SOURCE OF THE ARBITRATORS SELECTED. ONE ARBITRATOR SHALL BE SELECTED BY EACH PARTY AND IF THEY CANNOT AGREE AS TO THEIR DECISION, THEN THE TWO ARBITRATORS SHALL SELECT A THIRD ARBITRATOR AND THE THREE ARBITRATORS SHALL RESOLVE THE CLAIM. THE ARBITRATOR SHALL HAVE JURISDICTION TO DETERMINE ANY SUCH CLAIM AND MAY GRANT ANY RELIEF OTHER THAN PUNITIVE OR EXEMPLARY DAMAGES AUTHORIZED BY LAW FOR SUCH CLAIM, INCLUDING SPECIFIC PERFORMANCE. ANY SUCH ARBITRATION SHALL BE CONCLUDED WITHIN 30 DAYS OF INITIATION OF THE ARBITRATION. ANY CONTROVERSY OR CLAIM WHICH IS THE SUBJECT OF ARBITRATION SHALL BE DEEMED WAIVED AND SHALL BE FOREVER BARRED IF ARBITRATION IS NOT INITIATED BY THE AGGRIEVED PARTY BY MAKING DEMAND FOR ARBITRATION WITHIN 3 MONTHS OF THE DATE THE CONTROVERSY OR CLAIM FIRST ARISES. IN ANY ARBITRATION UNDER THIS PARAGRAPH, ANY AND ALL RULES OF DISCOVERY SET FORTH IN THE TEXAS RULES OF CIVIL PROCEDURE SHALL BE APPLICABLE. EACH PARTY TO THE ARBITRATION SHALL BEAR THE INITIAL FILING FEES AND CHARGES

REQUIRED BY THE ARBITRATION BODY; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD REIMBURSEMENT OF ALL SUCH COSTS AND FEES TO THE PREVAILING PARTY AS A PART OF ITS AWARD. THIS PARAGRAPH SHALL LIKEWISE BE SPECIFICALLY ENFORCEABLE IN A COURT OF COMPETENT JURISDICTION SHOULD THE PARTY NOT DEMANDING ARBITRATION REFUSE TO PARTICIPATE IN OR FULLY COOPERATE WITH THE ARBITRATION PROCESS.

                                   ARTICLE VI.
                            MISCELLANEOUS PROVISIONS

6.01. Time is of Essence/Attorneys Fees. Time is of the essence with respect to this Agreement and each party hereto shall have the right to specific performance as to the obligations set forth herein. In the event that either party seeks enforcement of this Agreement in any legal or equitable proceeding, the prevailing party in such proceeding shall be entitled to recover from the other party all expenses attributable to such proceeding, including interest, court costs and attorneys fees.

6.02. Entire Agreement. This Agreement, the documents to be executed hereunder, and each Exhibit attached hereto constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to the subject matter hereof.

6.03. Warranties. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein or in documents delivered pursuant hereto.

6.04. Amendments. No supplement, amendment, alteration, modification, waiver or termination off this Agreement shall be binding unless executed in writing by the parties hereto.

6.05. Waiver., No waiver of any of the provisions of this Agreement will be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

6.06.  Captions.  The captions in this Agreement are for  convenience  only  and
may  not  be  considered  a  part  of  or  as  affecting  the   construction  or
interpretation of any provision of this Agreement.

6.07. APPLICABLE LAW. THIS AGREEMENT, OTHER DOCUMENTS DELIVERED PURSUANT HERETO AND THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THE VALIDITY OF THE VARIOUS CONVEYANCES AFFECTING THE TITLE TO REAL PROPERTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED. THIS AGREEMENT IS PERFORMABLE IN AND VENUE SHALL LIE IN TARRANT COUNTY, TEXAS.

6.08. Notices. Any notice, communication, request, instruction or other document required or permitted hereunder shall be given in writing by certified mail, return receipt requested, postage prepaid, or by overnight courier, prepaid telegram, or personal delivery to the address below or to such other address or to the attention of such other person as shall be designated in writing by any party to the other party hereafter. All notices will be deemed to have been given as of the date of receipt. The initial contact information is as follows:


          If to MOR or JMT:                                 5416 Birchman Ave.
                                                            Fort Worth, TX 76107
                                                            (817) 732-8739
                                                            FAX: (817) 732-8762

          If to KOKO or NITRO                               902 Jonothan Dr.
                                                            Penticton, BC
                                                            V2A 8Z6
                                                            Fax: 250-487-2276



6.09. Brokerage Fees and Transaction Expenses., Except as otherwise provided herein, each party shall be solely responsible for all expenses incurred by it in connection with this transaction, including, without limitation, fees and expenses of its own counsel and accountants, and shall not be entitled to any reimbursement therefore from any other party hereto. The Parties warrant and represent to each other that no brokerage commission shall become due or owing to any party as a result of this transaction.

6.10. Counterparts/Facsimile Signatures. This Agreement may be executed in counterpart originals, each of which shall be treated as a fully executed original hereof when all parties hereto have executed such a counterpart. A facsimile signature shall be treated as an original signature unless an original signature is required by law.

SIGNATURES APPEAR ON FOLLOWING PAGE.

EXECUTED effective as of the date set forth above.


                                                  "MOR"


                                          TEXAS M.O.R., INC.



                                By:________________________________________
                                Name: Mark S. Zouvas Title: President


                                                 "JMT"

                                        JMT RESOURCES, LTD.


                                By:________________________________________
                                Name: Mark Zouvas Title: Managing Partner



                                                 "KOKO"

                                        KOKO PETROLEUM, INC.


                                By:_______________________________________
                                Name: Ted Kozub
                                Title: Chief Executive Officer


                                                 "VITRO"
                                By:________________________________________
                                Name: Ted Kozu
                                Title: Chief Exec the Officer

                                   Exhibit A
                  Texas M.O.R., Inc. d/b/a Rife Oil Properties
                                Operating Leases
                            Corsicana Shallow Field
                             Navarro County, Texas


                                Net                                           Formation
                              Revenue        Lease       Prod      INJ       Wolf City (W)
No.  Lease Name      RRC#     Interest      Acreage      Wells    Wells       Nacatoch (N)    Depth Rights
---  ----------      ----     --------      -------      -----    -----       ------------    ------------
1    Breithaupt      00142    0.7825000      139.34       18        0             N           All rights
2    Garvin, JA      00148    0.7825000       57.00       18        0             N           All rights to 2,000 ft.
3    Barry           00260    0.8150000      104.00       10        1             N           Base of the Woodbine- 3,200 ft.
4    Benton          00262    0.8150000      144.54        6        0             N           Base of the Woodbine- 3,200 ft.
5    Blackburn       00263    0.8150000      125.78       15        3             N           Base of the Pecan Gap
6    Bounds          01430    0.8450000       50.00        2        0             N           All rights to 2,000 ft.
7    Central         00265    0.8150000      322.70       45       19             N           Base of the Woodbine- 3,200 ft.
8    Dreeben         00269    0.7837500       87.50        5        1             N           Base of the Pecan Gap
9    Fleming A       01414    0.8150000      116.40        2        0             N           Base of the Woodbine- 3,200 ft.
10   Gibson          00274    0.8150000      337.00       49       14             N           Base of the Woodbine- 3,200 ft.
11   Gillette-Hill   00776    0.8033333      100.00       18        1             N           Base of the Woodbine- 3,200 ft.
12   Kerr I & II     00284    0.8150000      213.00       24       22             N           Base of the Pecan Gap
13   King A          00285    0.7603125      177.60       10        4             N           All rights to 2,000 ft.
14   King B          00286    0.7603125       10.00        4        4             N           Base of the Woodbine- 3,200 ft.
15   McKinney        00289    0.7525000      350.40       11        8             N           Base of the Woodbine- 3,200 ft.
16   Stout           00300    0.8150000      100.00        9        1             N           Base of the Woodbine- 3,200 ft.
17   Worthy          00295    0.8150000       67.66        9        5             N           Base of the Woodbine- 3,200 ft.
18   J.J.W&H. Wright 00309    0.8150000      109.42        5        3             N           Base of the Woodbine- 3,200 ft.
19   Wright A        00310    0.8150000       39.00        4        0             N           Base of the Woodbine- 3,200 ft.
21   Tatum :A"       00606    0.7200000       40.00        1        0             W           All rights
21   Ella Jackson    00089    0.8450000      488.40(2)     1        0             N           Base of the Pecan Gap
22   H. Pierce       01390    0.8450000      145.00       13        1             N           All rights to 2,000 ft.
23   Chapman C       01407    0.7700000      546.00       13        1             N           Base of the Pecan Gap
24   Cavender B      01690    0.8150000       25.00        7        4             N           Base of the Woodbine- 3,200 ft.
25   Pierce          01720    0.8150000      114.00       12        3             N           Base of the Woodbine- 3,200 ft.

     Totals                                 4009.74   311.00    96.00
                                            =======   ======    =====

================================================================================

  ARMEN ENERGY, LLC




  Mr. Ted Kozub
  First Canadian American Financial Services, Inc.
  2nd Floor; 498 Ellis Street                        Re: Participation Agreement
  Penticton, K C. V2A 4M2                                Corsicana Field
  Canada                                                 Navarro County, Texas




  Gentlemen:

         This letter when executed by all parties shall produce an "Option" to enter into a formal agreement evidenced under the terms and conditions outlined below, by which First Canadian American Financial Services ("FCAFS") shall participate with Amen Energy, LLC ("Armen") in the exploration and production of Corsicana Field. This option shall begin when this agreement has been executed by all parties and expire 30 days from the date of execution.

         Armen Energy has heretofore obtained from Spartan General Partners a farmout of 1,000 acres of held-by-production leases (the "Farmout") with the right to drill and earn an undivided ninety percent (9O%) interest in the Farmout lands, carrying Spartan for a 10% interest in each well, Upon performance of the terms set forth below, FCAFS shall earn an interest in the Farmout leases.

              1. FCAFS  shall  tender  to  Armen  immediately  available  funds, representing land and geological/geophysical expenses in the following manner.
                          A) $25.000.00 (Twenty-five thousand) upon execution of
                         this agreement.
                          B) $25,000,00 (Twenty-five  thousand) before
                             participating in any well beyond the initial test well.

             2. At such  time  when 100% of the  participating  interest  in the drilling of the initial test well is placed, Armen or its designated operator shall invoice FCAFS for 50% of the
                $150,000.00 estimated total cost to drill and complete the initial test well on the Farmout. FCAFS agrees to tender such payment within thirty (30) days from receipt of the invoice. Failure to timely remit such payment shall result in the forfeiture of all of FCAFS's rights under this Agreement and the forfeiture of the $25,000 previously paid for land and geological/geophysical expenses.

            3. Upon Armen's  receipt of the assignment of the oil and gas leases to be earned as provided for in the Farmout, Armen shall assign to FCAFS an undivided 45%
                        working interest in and to said leases, delivering a 37% net revenue interest in each lease, thereby reserving unto Armen an overriding royalty interest in each lease equal to the difference 'between current lease burdens and the total 74%, proportionately reduced.

                    4. FCAFS shall own an  undivided  45%  interest in each well drilled until Payout. Payout is defined as that point in time when the Value (as hereinafter defined) of the oil, gas and other hydrocarbons produced, saved and marketed or taken from each well, equals the total cost of,

                        (a) drilling, testing, completing and equipping the well
                            into the tanks or gas gathering  lines;
                        (b) the cost of  operating the well up to the date of
                            Payout;
                        (c) severance, production  and/or mineral ad valorem
                            taxes measured by production and assessed on production from the well;
                        (d) royalty to the lessors in the well; and
                        (e) the overriding  royalty reserved to Armen and all
                            other overriding royalty or other burdens created by Armen or its predecessors in title.

                       Value shall be  determined  by the net proceeds  realized
                      from the sale of such production, or the fair market value thereof at the wellhead if not sold but taken for use in field operation. At Payout of each well, Armen shall back-in for and own a five percent (5%) working Interest in such paid-out well, proportionately reduced to FCAFS's initial interest in such well. At each well Payout, FCAFS shall execute and deliver assignments to Armen sufficient to vest Armen with its back-in working interest.

                   5. Prior to spudding the first well on the Farmout, Armen and
                      1;CAFS shall enter into a mutually acceptable -Operating Agreement based on the AAPL 610-1989 form, naming Armen, or its designee, as Operator.

                   6. Should Armen propose the drilling of a well on the Farmout lands and FCAFS elects to not drill the well, then upon spudding of the well, FCAFS shall assign to Armen all of FCAFS's interest in the leases covering and affecting eighty (80) acres around the proposed well location. Said 80 acres shall be formed as near as practical in the shape of a square with the proposed well location at the center of the square, At such time when the well achieves 400% Payout, FCAFS shall back-in for a 40.5% working interest in the wellbore. Such back-in at 400% Payout shall apply to any and all wells drilled within said 80 acres,

                 7.  FCAFS shall not assign its rights to this Agreement without the prior written consent of Armen.

                  8. Should FCAFS desire to sell all or any part of its interests earned under or wells drilled pursuant to axis Agreement, it snail promptly give written notice to the Armen, with full information concerning its proposed disposition, which shall include the name and address of the prospective transferee (who' must be ready, willing and able to purchase),  the purchase  price, a legal description sufficient to identify the property, and all other terms of the offer. Armen shall then have an optional prior right, for a period of fifteen (15) days after the notice is delivered, to purchase for the stated consideration on the same terms and conditions the interest which FCAFS proposes to sell. However, there shall be no preferential right to purchase in those cases where FCAFS wishes to mortgage its interests, or to transfer title to its interests to its mortgagee in lieu of or pursuant to foreclosure of a mortgage of its interests, or to dispose of its interests by merger, reorganization, consolidation, or by transfer of its interests to a subsidiary or parent company or to a subsidiary of a parent company, or to any company ins which such party owns a majority of the stock.

               9. Should there be any conflict between the terms of this
                  Agreement and the terms of ' the Operating Agreement to be entered into as set forth in paragraph 5. above, the terms and conditions of this Agreement shall prevail,


 If the foregoing adequately sets out your understanding of our agreement, please indicate so by signing in the space provided for below and returning one copy of this letter so executed to the f undersigned.


                                   Sincerely,

                                 Jerry D. Witte
                                    President


Agreed to and Accepted this 2nd day of February, 2004.


First Canadian American Financial Services, Inc.               Armen Energy, LLC
By:                                                            By:
Name:                                                          Name:
Title:                                                         Title:

                                  EXHIBIT "A"


                       Attached to and made a part of that
                           Oil and Gas Division Order
                       by and between Rife Oil Properties
                        and American Stellar Energy, Inc.

                                   Well Name:
                                   ----------
                                  McKinney I-B
                                  McKinney 2-13
                                  Blackburn 1-C
                              NAVARRO COUNTY, TEXAS


Lease                                              McKinney         Blackburn
                                                   ----------------------------
Lease #                                              00289          00263
N et Revenue                                         0.752500       0.815000

Rife Wl before completion                            0.000000       0.000000
Rife WI after completion                             0.100000       0.100000
Rife NRI                                             0.075250       0.081500

Amer. Stellar WI before completion                   0.500000       0.500000
Amer. Stellar WI after completion                    0.450000       0.450000
Amer. Stellar NRI                                    0.333000       0.333000

KoKo WI before completion                            0.500000       0.500000
KoKo Wl after completion                             0.450000       0.450000
KoKo NRI                                             0.333000       0.333000
                                                   ----------------------------
Jerry Witte NRI                                      0.005625       0.033750

Biscan NRI                                           0.005625       0.033750

         total revenue                               0.752500       0.815000


================================================================================




                                REO Energy, Ltd.


                5416 BIRCHMAN AVENUE -FORT WORTH, TEXAS 76107 USA
                       Tel(817)732-8739 Fax (817)732.8762



September 20, 2005

Koko Petroleum, Inc.
P.O. Box 929
Penticton, BC V2A 6J9
Canada.

Re:  Boyd #1
     Barnett Shale Prospect Cooks County, Texas

Dear Ted:

This letter will serve as a submittal to you of a working interest in the above captioned prospect subject to drilling of the above described well. REF Energy, Ltd. proposes a test well on the above-described lease to a maximum depth of 8800 feet or of sufficient depth to test the Barnett Shale Formation. This lease contains approximately 40 acres and is burdened by a total of 25% royalty and overriding royalty interest.

You agree to pay $140,000 (One Hundred Forty Thousand Dollars) for an undivided 10.0% working interest in the prospect, equal to a 7.5 % net revenue interest.

You understand that this is a limited turnkey prospect through the tanks. "Limited Turnkey Prospect" shall mean that your payment shall cover all costs associated with the lease through completion of the well and delivery through the tanks; provided, however, if REO ENERGY, LTD., and/or Operator encounter any circumstance(s) on the lease, prior to delivery through the tanks, which would cause a reasonable and prudent operator to cease operations and abandon the well, then and in that event REO ENERGY, LTD., and/or Operator shall have the absolute right, without Non-Operator's consent, to cease operations and abandon the well, return to Non-Operator the Portion of Non-Operator's payment which was not, as of the date of abandonment, expended plus Non-Operator's share of the reasonable value of all salvageable equipment on the lease, if any. Upon the receipt of such payment, Non-Operator shall be deemed to have released REO ENERGY, LTD. and Operator from any and all further obligations and responsibilities arising out of or associated with this Agreement and the other agreements referred to herein.

Upon completion of this well as a commercial producer, we agree to assign to you an undivided 10.0 % working interest in and to the lease subject to your pro-rata share of the royalty and overriding royalty interest equal to a 7.5% net revenue interest.

By execution of this participation letter, you understand and agree that Rife Energy Operating, Inc. will be the operator of record, and its standard operating agreement will then become effective and govern the day-to-day operations.

After completion of this well as a commercial producer, REO Energy, Ltd. will begin to evaluate the drilling of additional wells on adjoining acreage held by REO Energy, Ltd. Should REO Energy, Ltd. determine that additional wells should
be drilled, you will have the right to participate for up to a 10.0%   working
interest on a turnkey basis with the cost to be   determined by current market
conditions at the time the well is to be spurred.


                                     TITLE


REO Energy, Ltd. has employed attorneys to review the title to the concerned lease. (It being understood, however, that all the burdens on the lease set forth and described in Exhibit "A" may not be of record or have been disclosed to such attorneys employed by REO Energy, Ltd. The fact that such are not set forth in said title opinions shall not prevent or be any basis for claiming that the assignment of an interest to you shall not be subject to such burdens if such burdens are not disclosed in Exhibit "A". REO Energy, Ltd. presently believes such title is sufficiently clear for drilling operations to begin. REO Energy, Ltd. does not, however, make any warranty either expressed or implied, of such title (nor will any warranty be made in any assignment to you) other than that (A) REO Energy, Ltd. has not executed and will not execute without your consent, any documents for the purpose of creating burdens on the working interest to be assigned to you pursuant to this letter agreement in excess of those indicated or contemplated herein or in the attached Exhibits including the operating agreement, (B) any burdens on the working interest or faults in title existing at the time of the assignment to you of your interest in the lease will be borne by REO Energy, Ltd. in a proportion at least equal to the proportion which the share. of the working interest retained by REO Energy, Ltd. bears to the entire (8/8) working interest, and (C) REO ENERGY, LTD. has neither encumbered nor assigned to any other party the undivided interest it is agreeing to assign to you thereunder.

                    YOUR REPRESENTATIONS TO RTE ENERGY, LTD.

REO ENERGY, LTD. understands from you or your representative, the following:

     (A) You are financially sophisticated in business and oil and gas drilling ventures;

     (B) You understand that although we all hope to make money from this matter, this, as with any oil and gas drilling venture, is a very high risk undertaking and all of your investment (including your contribution for completion expenses) may very likely be lost or else never recovered in its entirety and no representations to the contrary have been made to you or your representatives by REO Energy, Ltd. or its representatives;

     (C) You have your own tax counsel and recognize that REO Energy, Ltd. makes no representation of warranty of any kind of the proper tax treatment of your expenditures for. this matter;

     (D) You and REO Energy, Ltd. ate not herein agreeing and have nor, in any way, agreed to be partners or trustees for the other in regard to the venture and matters herein set forth;

     (E) You understand that this matter is not being registered with either the SEC or under the Blue Sky Laws of any state;

     (F) You have performed your own investigation, to the extent you believe necessary, of this matter; and

     (G) This agreement represents the entire agreement between you and REO Energy, Ltd. and sets out all inducements or representations made by either patty hereto to the other party hereto in regard and to this agreement.

Your execution of this letter agreement shall be deemed to indicate the warranty that all of the foregoing statements (A) through (G) are true, correct and you agree to them and the entire letter agreement.


          Yours truly,


          REO Energy, Ltd.




         Joe Bill Bennett Manager




Agreed to and accepted this 22nd day of September, 2005, for a 10.0 % working interest equal to a 7.5 % net revenue interest at a total cost of $140,000 through the tanks in the Boyd #1 well.



          Koko Petroleum, Inc.
          --------------------        ----------------------------------------
          Company Name                Social Security No. or Fed. Tax I.D. No.


          P.O. Box 929
          ------------                ----------------------------------------
          Address                     Signature


          Penticton, BC V2A 6J9
          ---------------------       ----------------------------------------
          City, State, Zip            Printed Name and Title

          Canada
          ---------------------
          Country

                            AUTHORITY FOR EXPENDITURE

---------------------------------------------------------------------------------------------------------
 XX Exploration           Development                                  AFE NO:  152
----                  ---                                              W.O. NO.: BOYD #1
                                                                       DATE:              8/25/2005

Projected Depth:               8800'                          Well No.:  1
Prospect:                  Barnett Shale                      County:  Cooke
Date Work Must Commence:      9/25/05                         Date Completed:
Lease:                        Boyd
Location:                                                     State:   Texas
Description of work:  Now Drilling Project
                                                                                      TURNKEY AFE
---------------------------------------------------------------------------------------------------------

                                      SUMMARY OF AFE COSTS
TANGIBLE LEASEHOLD COST

Land and Legal                                                                   8/8 Cost   YOUR SHARE
---------------------------------------------------------------------------------------------------------
     101              Leases:                    40 acres @ $750 /acre           30,000       3,000
     102              Titles:                                                     1,500         150
     103              Permits:                                                    1,100         110
     104              Surveys:                                                    1,800         180
     105              Damages:                                                    5,000         500
     106              Insurance:                                                  2,500         250
     107              Geological Prospect Fee:                                   50,000       5,000
---------------------------------------------------------------------------------------------------------
Total Leasehold Cost:                                                            91,900       9,190


INTANGIBLE DRILLING COST

Drilling 0perations
---------------------------------------------------------------------------------------------------------
     201              Site Construction & Roadway:                               30,000        3,000
     202              Contract Drilling Footage:  8800 feet @     /ft.                -            -
     205              Contract Drilling Daywork:  27 days   @  $ 15,000 /day    405,000       40,500
     206              Mob-Demob:                                                 30,000        3,000
     207              Geologist:                                                  3,000          300
     208              Cementing services, surface casing:                         8,600          860
     209              Mud and chemicals:                                         18,000        1,800
     211              Drilling rental tools:                                          -            -
     212              Drill stem testing:         test @                              -            -
     213              Coring/core analysis and engineering                            -            -
     214              Electric logging and surveys:                              18,500        1,850
     215              Mud logging:  15 days@  $ 880/day                          13,200        1,320
     216              Drilling water:                                             2,000          200
     217              Hauling:                                                    2,500          250
     218              Direction drilling:                                             -            -
     219              Welding:                                                    3,000          300
     220              Gyro Survey:                                                    -            -
     221              Supervision:                                                7,500          750
     222              Communications: Cell Phones                                     -            -
     223              Misc. third party services:                                 1,500          150
     224              Rentals surface:                                            2,500          250
     225              General Adminsitrative:                                     7,500          750
     226              Casing crews surface:                                       3,000          300
     230              Cellar/Rat Hole                                             1,500          150
     231              Contingencies                                              16,000        1,600
---------------------------------------------------------------------------------------------------------
Total Intangible Drilling Cost:                                              $  573,300       57,330

                                  Page 1 of 3

TANGIBLE DRILLING COST


Casing                                                                          8/8 Cost   YOUR SHARE
---------------------------------------------------------------------------------------------------------
     401              Conductor:          feet @                                                   -
     402              Surface Casing: 800 feet @ $ 19.25 /ft.                    15,400        1,540
     403              Intermediate Caslng: feet @                                                  -
     404              Prod. Casing:   8800 feet @ $15.80/ft.                    139,040       13,904
     405              Drilling Liner:       feet @                                    -            -
     406              Float EQPT & Centralizes:                                   3,000          300
     407              Wellhead assembly:                                          4,000          400
     408              Contingencies                                               4,800          480
---------------------------------------------------------------------------------------------------------
TOTAL TANGIBLE DRILLING COST:                                                $  166,420       16,624


INTANGIBLE COMPLETION

Completion Operations
---------------------------------------------------------------------------------------------------------
     301              Completion unit: 6 days @ $ 3,000 /day                     18,000        1,800
     302              Completion rental tools:                                   15,000        1,500
     303              Cementlng production casing:         sacks                 16,000        1,600
     304              Casing crews production casing:                             9,700          970
     305              Supervision:                                                7,500          750
     306              Trucking:                                                       -            -
     307              Perforation Services:                                      38,000        3,800
     308              Fracturing:               (3) stage                       260,000       26,000
     309              Acidizing:                                                 20,000        2,000
     310              Fray Water and Transfer Svc                                25,000        2,500
     312              Misc. Third Party Services:                                 2,000          200
     315              General Administrative                                      7,500          750
     316              Prod. Instal. labor                                        10,000        1,000
     317              Completion Rental Equipment                                 4,000          400
     318              Flowback Labor                                              4,800          480
     319              Frac Tank Rental                                           10,800        1,080
     320              Water Hauling                                               5,000          500
     321              Contingencies                                              13,350        1,335
--------------------------------------------------------------------------------------------------------
TOTAL INTANGIBLE COMPLETION COST:                                           $   466,650       46,665


TANGIBLE COMPLETION COST:
--------------------------------------------------------------------------------------------------------
     501              Completion liner         feet @      /ft.                       -            -
     502              Tubing:           8800 feet @ $ 4.20 /ft.                  36,960        3,696
     503              Rods:                  feet @        /ft.                       -            -
     504              Well Head (X-Tree):                                        11,100        1,110
     505              Surface Pumping Equipment:                                      -            -
     506              Pumping  downhole:                                              -            -
     507              Packers:                                                        -            -
     508              Production Equipment:                                       5,000          500
     509              Separator and Line Healer:                                  8,000          800
     510              Meter Run:                                                      -            -
     511              Storage Tanks:       (2) 330 bbl tanks                     14,750        1,475
     512              Prod. Install, Valves and piping:                          11,500        1,150
     513              Safety Equipment                                            2,500          250
     514              Misc. Materials                                             1,000          100
     515              Water Disposal Equipment: (1) 300 bbl FG Tank w/walkway     8,150          815
     516              Contingencies                                               2,950          295
--------------------------------------------------------------------------------------------------------
TOTAL TANGIBLE COMPLETION COST:                                            $    101,910       10,191


                        --------------------------------


                                                                            8/8 COST            Your Share
          ---------------------------------------------------------------------------------------------------
          TOTAL LEASEHOLD COST:                                          $      91,900              9,190
          ---------------------------------------------------------------------------------------------------

          TOTAL DRILLING INTANGIBLE COST:                                $     573,300             57,330
          ---------------------------------------------------------------------------------------------------

          TOTAL DRILLING TANGIBLE COST:                                  $     168,240             16,624
          ---------------------------------------------------------------------------------------------------


         ----------------------------------------------------------------------------------------------------

         TOTAL DRILLING COST:                                            $    831.4401             83,144
         ----------------------------------------------------------------------------------------------------

         ----------------------------------------------------------------------------------------------------

         TOTAL DRYHOLE COST:                                             $    857,1401            85,7141
         ----------------------------------------------------------------------------------------------------

         TOTAL INTANGIBLE COMPLETION COST:                               $     466,650             46,665
         ----------------------------------------------------------------------------------------------------

         TOTAL TANGIBLE COMPLETION COST:                                 $     101,910             10,191
         ----------------------------------------------------------------------------------------------------
         TOTAL COMPLETION COST:                                          $     568,560            56,8561
         ----------------------------------------------------------------------------------------------------

         TOTAL INTANGIBLE COST:                                          $   1,039,950            103,995
         ----------------------------------------------------------------------------------------------------

         .TOTAL TANGIBLE COST:                                           $     360,050             36,005
         ----------------------------------------------------------------------------------------------------

         ----------------------------------------------------------------------------------------------------
         TOTAL PROJECT COST:                                             $   1,400,000            140,000
         ----------------------------------------------------------------------------------------------------



         NON OPERATOR APPROVAL:                        OPERATOR APPROVAL:
         ---------------------------------------------------------------------------------------


         Date:       9/20/2005                         Date:   9120/2005
         ---------------------------------------------------------------------------------------

                                                       AFE #:  152
         AFE #:      152
         ---------------------------------------------------------------------------------------


         Non-Oper: KOKO PETROLEUM                      Oper:   Rife Energy Operating, Inc.
         ---------------------------------------------------------------------------------------

                                                               Joe Bill Bennett, President
         By:                                           By:
         ---------------------------------------------------------------------------------------
                     Signature, Title

         Non-operator's interest:               10.0%
         ---------------------------------------------------------------------------------------